Exhibit 99.1

                            TEXT OF PRESS RELEASE
                            ---------------------

            The InterGroup Corporation Regains NASDAQ Compliance

LOS ANGELES--(BUSINESS WIRE)--The InterGroup Corporation (NASDAQ: INTG-News) today announced that, following a hearing held before a NASDAQ Listing Qualifications Panel (the "Panel") last month, the Panel determined to grant the Company's request for continued listing on The NASDAQ Capital Market pending InterGroup's return to compliance with either the minimum $2.5 million stockholders' equity or the $35 million market value of listed securities ("MVLS") requirement for continued listing.

On May 25, 2010, NASDAQ notified the Company that it achieved compliance with the minimum $35 million MVLS requirement and that it complies with all other applicable standards for continued listing on The NASDAQ Capital Market, thereby satisfying the requirements of the Panel's decision. Accordingly, the Company will continue to be listed on NASDAQ and the delisting proceeding is now closed.

                               *  *  *

Statements in this release which are not historical facts are "forward looking statements" and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company's public filings with the Securities and Exchange Commission.

CONTACT:	Michael G. Zybala, Assistant Secretary
		and Counsel, Telephone: (310) 466-7961